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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                            TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: JUNE 27, 1996

                            LOGAN INTERNATIONAL CORP.
             (Exact name of Registrant as specified in its charter)

                                   WASHINGTON
                            (State of Incorporation)

          0-26354                                       91-1636980
(Commission File Number)                    (I.R.S. Employer Identification No.)

            400 BURRARD STREET, SUITE 1250, VANCOUVER, B.C., V6C 3A6 (Address of principal executive offices, including postal code)

                                 (604) 683-5767
              (Registrant's telephone number, including area code)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

On July 8, 1996, Arbatax International Inc. ("Arbatax") filed a Schedule 13D with the Securities and Exchange Commission disclosing that on June 27, 1996 it had acquired 2,384,029 shares in the common stock of Logan International Corp. (the "Company"), in consideration of the sum of $0.54 per share or $1,287,386 in total. The purchase price was paid out of Arbatax's cash reserves. Of the foregoing shares, Arbatax acquired 2,087,380 shares of the Company from MedNet International Ltd. ("MNT") and the balance from various parties. In addition, 1,076,813 warrants previously held by MNT to acquire additional shares in the common stock of the Company at a price of $1.393 per share up to August 29, 1999 were cancelled without consideration.

Prior to the foregoing acquisitions, Arbatax owned 916,666 shares of the Company. As a result of the foregoing transactions, Arbatax now owns 3,300,695 shares of the Company being approximately 49% of the issued and outstanding shares of common stock of the Company. M.J. Smith and J.S.H. Lee, officers and directors of the Company, are also officers and directors of Arbatax.

ITEM 5.  OTHER EVENTS.

The Company entered into an agreement (the "Agreement") with CVD Financial Corporation ("CVD") dated for reference June 20, 1996 whereby the Company agreed to create and issue and CVD, or a wholly-owned subsidiary, subscribed for $6 million of preferred shares in the common stock of the Company (the "Logan Preferred Stock"), subject to certain conditions which were satisfied on June 27, 1996. The Logan Preferred Stock provide for, among other things: (i) a cumulative dividend of 5% per annum; (ii) interest on accrued and unpaid dividends; (iii) redemption by the Company at any time and from time to time;
(iv) an issue price of $100 per share; (v) one vote per share; and (vi) a 10% premium on the amount paid-up thereon on redemption, liquidation, dissolution or winding-up.

M.J. Smith and J.S.H. Lee, officers and directors of the Company, are also officers and directors of CVD. The terms of the Agreement were approved by the disinterested directors of CVD and the Company.







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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits:

         Exhibit
         Number                            Description
         ------                            -----------

          2.0 Subscription Agreement between Logan International Corp. and CVD Financial Corporation dated for reference June 20, 1996

          4.0 Articles of Amendment to Articles of Incorporation of Logan International Corp.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         LOGAN INTERNATIONAL CORP.

                                         By:  /s/ Michael J.  Smith
                                             ----------------------------------
                                             Michael J. Smith, Chief Financial
                                             Officer and Director

Date:      July 10, 1996



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                                  EXHIBIT INDEX

        Exhibit
        Number                      Description
        ------                      -----------

         2.0      Subscription Agreement between Logan Financial Corp. and CVD
                  Financial Corporation dated for reference June 20, 1996

         4.0      Articles of Amendment to Articles of Incorporation of
                  Logan Financial Corporation




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